UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2011

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Directors.

Following the repayment by SunTrust Banks, Inc. (“SunTrust” or the “Company”) of the United States Treasury’s TARP investment in the Company, the Compensation Committee of the Board of Directors of SunTrust (the “Committee”) approved a revised compensation structure for the Company’s named executive officers. The new structure continues the Company’s practice of benchmarking pay to the median of peer practices, but the repayment of TARP provides the Committee greater flexibility in structuring the components of compensation and permits it to increase the portion of compensation that is dependent upon Company performance.

Specifically, the Committee approved long-term incentive opportunities which include performance vested restricted stock units (RSUs) and stock options, as summarized in the table below. The Committee determined the amount of both total direct compensation (salary, annual incentive, and long-term incentive) and the long-term incentive by reference to the median of peer practice. Approximately half of the long-term incentive will consist of RSUs, the vesting of which is tied to the Company’s total shareholder return (TSR) relative to a peer group consisting of the banks which comprise the KBW Bank Sector Index. The remainder of the long-term incentive will consist of approximately half RSUs, the vesting of which is tied to the achievement of a Tier 1 capital financial target, and stock options. As a result, a total of approximately 75% of the long-term incentive will now be tied to Company performance.

Name	Title	Performance Vested RSUs (TSR)*	Performance Vested RSUs (Tier 1 Capital)	Stock Options
James Wells	Chairman and Chief Executive Officer	64,024	32,012	84,439

William Rogers	President and Chief Operating Officer	64,024	32,012	84,439

Mark Chancy	Corporate Executive Vice President and Chief Financial Officer	21,015	10,508	27,716

Timothy Sullivan	Corporate Executive Vice President and Chief Information Officer	20,789	10,395	27,417

Thomas Freeman	Corporate Executive Vice President and Chief Risk Officer	20,737	10,369	27,349

*	represents target number of RSUs; actual number that will vest will vary based upon actual performance, discussed below.

Performance-Vested Restricted Stock Units – Total Shareholder Return. Approximately 50% of the long-term incentive will be delivered via performance-vested RSUs which vest based upon the Company’s TSR measured over three years relative to the TSR of the companies which comprise the KBW Bank Sector Index, a commonly available index which consists of 24 banking companies (excluding SunTrust). The figures in the above table represent the amount of the award which will vest upon target performance, or a TSR equal to the 50th percentile of peer group performance. Performance below the minimum performance level, or 25th percentile, will result in no vesting. Performance at the minimum performance level, or 25th percentile, will result in vesting of 50% of the award. Performance at the 75th percentile will result in vesting at 150%, and performance equal to the maximum performance level, or 90th percentile, will result in vesting at 200%. Straight-line interpolation will be used to determine the number of shares which vest as a result of performance in between the 25th and 90th percentiles. Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock and paid if and when the underlying award vests.

Performance-Vested Restricted Stock Units – Tier 1 Capital. Approximately 25% of the long-term incentive will be delivered via performance-vested RSUs which vest based upon achievement of a Tier 1 capital goal measured at December 31, 2011. Tier 1 capital is a classification of equity capital used by the Company’s banking regulators.

Failure to satisfy such performance vesting condition will result in the forfeiture of the entire award. Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock.

Stock Options. Approximately 25% of the long-term incentive will be delivered via stock options which shall vest pro rata annually over three years (i.e. one-third each year).

Special Vesting Provisions. The TSR performance-vested RSU award cliff vests after three years (i.e. does not vest at all until after three years). The Tier 1 capital performance-vested RSU award and the Stock Option award vest pro rata annually over three years (i.e. one-third each year).

Each award may vest early upon the occurrence of certain extraordinary events. The vesting of all of the awards accelerates upon the participant’s death or disability. Upon a change in control, the Tier 1 capital performance-vested RSU award and the Stock Option award completely vest, and a portion of the TSR performance-vested RSU vests based on actual performance through the date of the change in control and the other portion of such award will vest based on target performance for the period from the date of the change in control through the vesting date. All awards also vest early on a pro rata basis upon an involuntary termination of employment due to a reduction in force. Awards made to retirement-eligible individuals remain subject to forfeiture during the normal vesting and/or performance period set forth in the award after retirement if the participant fails to perform non-competition, non-solicitation, non-disclosure, non-pirating, and non-disparagement covenants included within each award agreement. Half of the net shares which vest under all awards will be subject to additional 1-year holding periods.

Base Salaries. The Committee did not increase base salaries paid in cash. This was the third consecutive year without any base salary increases (other than in cases of promotions or increased responsibility). The Committee also eliminated salary paid in stock (sometimes referred to as salary shares).

Annual Incentive. The compensation structure will also include an annual incentive opportunity under the Company’s existing Management Incentive Plan (MIP) consistent with pre-TARP practices, except that the MIP opportunity for the current year will be reduced pro rata by the portion of the year in which TARP was outstanding. Payments under the MIP to the named executive officers are contingent upon achievement of annual corporate financial goals. The Company did not pay an annual incentive to any of its named executive officers for 2010, 2009 or 2008.

The foregoing summary of the restricted stock unit and stock option grants is qualified in its entirety by reference to the forms of restricted stock unit and stock option award agreements which are filed as exhibits 10.1, 10.2, and 10.3 to this current report on Form 8-K and incorporated by references into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of TSR Performance-Vested Restricted Stock Unit Award Agreement.

10.2	Form of Tier 1 Capital Performance-Vested Restricted Stock Unit Award Agreement.

10.3	Form of Pro-Rata Nonqualified Stock Option Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 4, 2011.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President, Associate General Counsel and Assistant Secretary